                                                                    Exhibit 99.1


              OFFER TO PURCHASE AND CONSENT SOLICITATION STATEMENT

                          MONARCH MARKING SYSTEMS, INC.

                           OFFER TO PURCHASE FOR CASH
                             ALL OF ITS OUTSTANDING
                      12-1/2% SENIOR NOTES DUE JULY 1, 2003
                   ($100 MILLION PRINCIPAL AMOUNT OUTSTANDING)
                        AND SOLICITATION OF CONSENTS FOR
                         AMENDMENT OF RELATED INDENTURE


THIS OFFER WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON APRIL 10, 1997 UNLESS EXTENDED (SUCH DATE, AS THE SAME MAY BE EXTENDED, THE "EXPIRATION DATE"). HOLDERS OF NOTES (AS DEFINED BELOW) MUST TENDER THEIR NOTES ON OR PRIOR TO THE EXPIRATION DATE IN ORDER TO RECEIVE THE TOTAL CONSIDERATION (AS DEFINED BELOW). TENDERED NOTES MAY BE WITHDRAWN AND CONSENTS MAY BE REVOKED AT ANY TIME PRIOR TO 12:00 MIDNIGHT, NEW YORK CITY TIME, ON THE CONSENT DATE (AS DEFINED BELOW) BUT, SUBJECT TO LIMITED EXCEPTIONS, NOT THEREAFTER. THE "CONSENT DATE" WILL OCCUR ON THE DATE WHICH IS ONE BUSINESS DAY FOLLOWING THE PUBLIC ANNOUNCEMENT (BY PRESS RELEASE) THAT THE COMPANY HAS RECEIVED DULY EXECUTED CONSENTS FROM HOLDERS REPRESENTING 75% IN PRINCIPAL AMOUNT OF THE NOTES THEN OUTSTANDING OR, AT THE OPTION OF THE COMPANY, DULY EXECUTED CONSENTS FROM HOLDERS REPRESENTING A MAJORITY IN PRINCIPAL AMOUNT OF THE NOTES THEN OUTSTANDING.

         Monarch Marking Systems, Inc., a Delaware corporation (the "Company"), hereby offers (the "Tender Offer") to purchase for cash, upon the terms and subject to the conditions set forth in this Offer to Purchase and Consent Solicitation Statement (as it may be supplemented and amended from time to time, the "Statement") and in the accompanying Consent and Letter of Transmittal (as it may be supplemented and amended from time to time, the "Consent and Letter of Transmittal" and, together with this Statement, the "Offer"), all of its outstanding 12-1/2% Senior Notes due July 1, 2003 (the "Notes"). In conjunction with the Tender Offer, the Company hereby solicits (the "Solicitation") consents (the "Consents") to the adoption of the proposed amendments (the "Proposed Amendments") to the indenture, dated as of June 29, 1995, between the Company, as Issuer, and Fleet National Bank (formerly known as Shawmut Bank Connecticut, National Association), as Trustee (the "Trustee"), pursuant to which the Notes were issued (as supplemented through the date hereof, the "Indenture").

         Adoption of the Proposed Amendments may have adverse consequences for Holders who elect not to tender Notes in the Offer. See "Certain Significant Considerations" and "Proposed Amendments to the Indenture."

         The consideration for each $1,000 principal amount of Notes tendered pursuant to the Tender Offer and Solicitation shall be equal to (i) the greater of (A) $1,167.50 or (B) the price (calculated as described on Schedule I to this Statement) equal to the present value of the Notes on the Payment Date (as defined below) determined on the basis of a yield (the "Tender Offer Yield") to June 30, 1999, which is the day immediately preceding the earliest redemption date of the Notes (the "Earliest Redemption Date"), equal to the sum of (x) the yield on the 6-3/4% U.S. Treasury Note due June 30, 1999 (the "Reference Security"), as calculated by the Dealer Manager in accordance with standard market practice, based on the bid price for such Reference Security as of 2:00 P.M., New York City time, on March 26, 1997, the tenth business day immediately preceding the scheduled Expiration Date (the "Price Determination Date"), as currently displayed on the Bloomberg Government Pricing Monitor on "Page PX3" or any recognized quotation source selected by the Dealer Manager in its sole discretion if the Bloomberg Government Pricing Monitor is not available, plus
(y) 75 basis points (such price being rounded to the nearest cent per $1,000 principal amount of Notes), plus (ii) accrued and unpaid interest, if any, up to, but not including, the Payment Date (the consideration referred to in clauses (i) and (ii) being hereafter referred to as the "Total Consideration"), payable on the date that the Notes are accepted for payment pursuant to the Tender Offer and Solicitation (the"Acceptance Date"). There will be no separate payment for the Consents. Pursuant to the terms of the Indenture, the earliest date upon which the Notes may be redeemed is July 1, 1999, at a price equal to 106.250% of the principal amount of the Notes. In the event the Tender Offer and Solicitation is extended for any period longer than ten business days from the previously scheduled Expiration Date, a new Price Determination Date will be established, which will be the tenth business day immediately preceding the Expiration Date as so extended.

         The Proposed Amendments will be effected by a supplemental indenture (the "Supplemental Indenture") in the form of an amended and restated indenture, which is to be executed on or promptly after the Consent Date. The "Consent Date" will be one business day following the announcement (by press release) by the Company that it has received the Requisite Supermajority Consents or, at the option of the Company, Requisite Majority Consents to the Proposed Amendments, as described below. "Requisite Supermajority Consents" shall be the Consents of Holders who hold not less than a 75% in aggregate principal amount of the Notes then outstanding (excluding for such purposes any Notes owned at the time by the Company or any of its affiliates). If the Company receives the Requisite Supermajority Consents, all of the Proposed Amendments will become operative on the Acceptance Date. Nevertheless, the Company reserves the right and option to cause the Consent Date to occur if it has received Requisite Majority Consents at any time before the Expiration Date. "Requisite Majority Consents" shall be the Consents of Holders who hold not less than a majority in aggregate principal amount of the Notes then outstanding (excluding for such purposes any Notes owned by the Company or any of its affiliates). If the Consent Date occurs after the Company receives Requisite Majority Consents, but before it receives Requisite Supermajority Consents, substantially all (but not all) of the Proposed Amendments will become operative on the Acceptance Date. See "The Proposed

Amendments to the Indenture." Although the Supplemental Indenture will be executed on or promptly after 12:00 midnight, New York City time, on the Consent Date, none of the Proposed Amendments will become operative unless and until the Tender Offer is consummated on the Acceptance Date. The Indenture, without giving effect to the Proposed Amendments, will remain in effect until all or substantially all of the Proposed Amendments become operative on the Acceptance Date. If the Tender Offer is terminated or withdrawn, or the Notes are not accepted for payment for any reason, none of the Proposed Amendments will become operative.

         HOLDERS WHO TENDER NOTES IN THE TENDER OFFER ARE OBLIGATED TO CONSENT TO ALL OF THE PROPOSED AMENDMENTS. PURSUANT TO THE TERMS OF THE CONSENT AND LETTER OF TRANSMITTAL, THE COMPLETION, EXECUTION AND DELIVERY THEREOF BY A HOLDER IN CONNECTION WITH THE TENDER OF NOTES WILL BE DEEMED TO CONSTITUTE THE CONSENT OF SUCH TENDERING HOLDER TO ALL OF THE PROPOSED AMENDMENTS. Holders may not revoke Consents without withdrawing the previously tendered Notes to which such Consents relate. Tenders of Notes may be withdrawn and consents may be validly revoked at any time prior to the Consent Date, but, subject to the limited exceptions set forth below, not thereafter. A valid withdrawal of tendered Notes on or prior to 12:00 midnight, New York City time, on the Consent Date will constitute the current valid revocation of such Holder's related Consent. If, after the Consent Date, the Company (i) reduces the principal amount of Notes subject to the Tender Offer or (ii) changes the Total Consideration, then previously tendered Notes may be validly withdrawn until the expiration of ten business days after the date that notice of such reduction or change is first published, given or sent to Holders by the Company. In addition, tenders of Notes may be validly withdrawn if the Tender Offer is terminated without any Notes being purchased thereunder. In the event of a termination of the Tender Offer, the Notes tendered pursuant to the Offer will be promptly returned to the tendering Holders.

         The Total Consideration that a tendering Holder is entitled to receive pursuant to the Tender Offer and the Solicitation will be paid promptly after the Acceptance Date (the "Payment Date"). Under no circumstances will any interest be payable because of any delay in the transmission of funds to Holders. Subject to applicable securities laws and the terms set forth in the Offer, the Company reserves the right (i) to waive any and all conditions to the Tender Offer or the Solicitation, (ii) to extend or to terminate the Tender Offer or the Solicitation, or (iii) otherwise to amend the Tender Offer or the Solicitation in any respect.

         An aggregate of $100 million in principal amount of Notes is presently outstanding.

         The purpose of the Tender Offer is to acquire all of the Notes. The purpose of the Solicitation and the Proposed Amendments is to eliminate or modify certain covenants and other provisions contained in the Indenture in order to improve the operating and financial flexibility of the Company.

         Notwithstanding any other provision of the Tender Offer or the Solicitation, the Company's obligation to accept for payment, and to pay for, Notes validly tendered pursuant to the Tender Offer and Solicitation is conditioned upon (i) the execution of the Supplemental Indenture following receipt of the Requisite Supermajority Consents or, at the option of the Company, Requisite Majority Consents to the Proposed Amendments (the "Amendment Condition") and (ii) the General Conditions (defined herein), including the ability of PAXAR Corporation ("PAXAR"), the Company's parent corporation, to borrow under its existing credit facility and to contribute the proceeds thereof to the Company to finance all or a portion of the consideration due in connection with the Tender Offer and Solicitation and any related fees. The Company may waive any of the conditions of the Tender Offer and Solicitation, in whole or in part, at any time and from time to time. See "The Tender Offer and the Consent Solicitation--Conditions of the Tender Offer and the Consent Solicitation" and "Certain Information Concerning the Company -- Recent Developments."

         See "Certain Significant Considerations" and "Certain Federal Income Tax Considerations" for discussions of certain factors that should be considered in evaluating the Tender Offer and the Solicitation.

         IN THE EVENT THAT THE TENDER OFFER AND THE SOLICITATION ARE WITHDRAWN OR OTHERWISE NOT COMPLETED, THE TOTAL CONSIDERATION WILL NOT BE PAID OR BECOME PAYABLE TO HOLDERS OF THE NOTES WHO HAVE VALIDLY TENDERED THEIR NOTES AND DELIVERED CONSENTS IN CONNECTION WITH THE TENDER OFFER AND THE SOLICITATION.

         NEITHER THE COMPANY NOR THE DEALER MANAGER MAKE ANY RECOMMENDATION AS TO WHETHER OR NOT HOLDERS SHOULD TENDER NOTES IN RESPONSE TO THE TENDER OFFER OR PROVIDE CONSENTS TO THE PROPOSED AMENDMENTS IN RESPONSE TO THE SOLICITATION.

         Any questions or requests for assistance may be directed to the Dealer Manager at its address and telephone number set forth below. Requests for additional copies of this Statement, the Consent and Letter of Transmittal and the Notice of Guaranteed Delivery may be directed to the Dealer Manager. Beneficial owners may also contact their broker, dealer, commercial bank or trust company for assistance concerning the Tender Offer and the Solicitation.

        The Dealer Manager for the Tender Offer and the Solicitation is:

                            BT Securities Corporation
                             One Bankers Trust Plaza
                               130 Liberty Street
                            New York, New York 10006
                                 (212) 775-2467
                        Attn: High Yield Capital Markets


 The date of this Offer to Purchase and Consent Solicitation is March 13, 1997.

                                    IMPORTANT

         Any Holder desiring to tender Notes and deliver Consents should either
(i) in the case of a Holder who holds physical certificates evidencing such Notes, complete and sign the Consent and Letter of Transmittal (or a facsimile thereof) in accordance with the instructions therein, have his or her signature thereon guaranteed (if required by Instruction 1 of the Consent and the Letter of Transmittal) and send or deliver such manually signed Consent and Letter of Transmittal (or a manually signed facsimile thereof, together with certificates evidencing such Notes and any other required documents to Fleet National Bank, as Depositary (the "Depositary"), or (ii) in the case of a Holder who holds Notes in book-entry form, request such Holder's broker, dealer, commercial bank, trust company or other nominee to effect the transaction for such Holder pursuant to the procedures for book-entry delivery herein. See "The Tender Offer and the Consent Solicitation -- Procedures for Tendering Notes and Delivering Consents." A beneficial owner who has Notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee must contact such broker, dealer, commercial bank, trust company or other nominee if such beneficial owner desires to tender and deliver Consents for Notes so registered.

         The Depository Trust Company ("DTC") has authorized DTC participants that hold Notes on behalf of beneficial owners of Notes through DTC to tender their Notes and Consents as if they were Holders. To effect a tender and consent, DTC participants should either (i) complete and sign the Consent and Letter of Transmittal or a facsimile thereof, have the signature thereon guaranteed if required by Instruction 1 of the Consent and Letter of Transmittal, and mail or deliver the Consent and Letter of Transmittal or such facsimile to DTC pursuant to the procedure set forth in "The Tender Offer and the Consent Solicitation - Procedures for Tendering Notes and Delivering Consents" or (ii) transmit their acceptance to DTC through the DTC Automated Tender Offer Program ("ATOP") for which the transaction will be eligible and follow the procedure for book-entry transfer set forth in "The Tender Offer and the Consent Solicitation -- Procedures for Tendering Notes and Delivering Consents." A beneficial owner of Notes that are held of record by a custodian bank, depositary, broker, trust company or other nominee must instruct such Holder to tender the Notes on the beneficial owner's behalf. A Letter of Instructions is included in the solicitation materials provided along with this Statement which may be used by a beneficial owner in this process to effect the tender.

         Any Holder who desires to tender Notes but who cannot comply with the procedures set forth herein for tender on a timely basis or whose certificates for Notes are not immediately available may tender the Notes by following the procedures for guaranteed delivery set forth under "The Tender Offer and the Consent Solicitation -- Procedures for Tendering Notes and Delivering Consents -- Guaranteed Delivery."

         Tendering Holders will not be obligated to pay brokerage fees or commissions.

         Questions and requests for assistance may be directed to the Dealer Manager at its address and telephone number set forth on the back cover of this Statement. Additional copies of this Statement, the Consent and Letter of Transmittal, the Notice of Guaranteed Delivery and other related materials may be obtained from the Dealer Manager. Beneficial owners may also contact their brokers, dealers, commercial banks or trust companies through which they hold the Notes with questions and requests for assistance.

         This Statement constitutes neither an offer to purchase nor a solicitation of consents in any jurisdiction in which, or to or from any person to or from whom, it is unlawful to make such offer or solicitation under applicable securities or blue sky laws. The delivery of this Statement shall not under any circumstances create any implication that the information contained herein is correct as of any time subsequent to the date hereof or that there has been no change in the information set forth herein or in any attachments hereto or in the affairs of the Company or its subsidiaries or affiliates since the date hereof.

         No dealer, salesperson or other person has been authorized to give any information or to make any representation not contained in this Statement and, if given or made, such information or representation may not be relied upon as having been authorized by the Company or the Dealer Manager.

                                TABLE OF CONTENTS


SUMMARY..................................................................... 1

AVAILABLE INFORMATION....................................................... 4

INCORPORATION OF DOCUMENTS BY REFERENCE..................................... 4

CERTAIN SIGNIFICANT CONSIDERATIONS.......................................... 5

     Effects of the Proposed Amendments..................................... 5
     Limited Trading Market................................................. 5
     Tax Matters ........................................................... 6


CERTAIN INFORMATION CONCERNING THE COMPANY.................................. 6

     General................................................................ 6
     Recent Developments.................................................... 6

THE TENDER OFFER AND THE CONSENT SOLICITATION............................... 8

     Purposes of the Tender Offer and the Consent Solicitation ............. 8
     Terms of the Tender Offer and the Solicitation......................... 8
     Conditions of the Tender Offer and the Consent Solicitation ...........11
     Expiration Date; Extension; Amendment; Termination.....................13
     Acceptance for Payment and Payment for Notes; Acceptance of Consents ..14
     Procedures for Tendering Notes and Delivering Consents.................15
         Tender of and Consent for Notes....................................15
         Tender of Notes Held in Physical Form..............................15
         Tender of Notes Held Through a Custodian...........................16
         Tender of Notes Held Through DTC...................................16
         Book-Entry Delivery Procedures.....................................16
         Signature Guarantees...............................................17
         Guaranteed Delivery................................................17
         Backup U.S. Federal Income Tax Withholding.........................19
         Determination of Validity..........................................19
     Withdrawal of Tenders and Revocation of Consents.......................19
     Backup Withholding.....................................................20
     Source and Amount of Funds.............................................20
     Dealer Manager.........................................................21
     Depositary ............................................................21
     Fees and Expenses......................................................21
     Miscellaneous..........................................................22

PROPOSED AMENDMENTS TO THE INDENTURE..................................23

     Purposes and Effects.............................................23
     Proposed Amendments .............................................23
        Deletion of Restrictive Covenants ............................23
        Amendments to Section 4.10 ...................................24
        Amendments to Section 5.01 ...................................25
        Amendments to Section 6.01 ...................................25
        Deletions of Definitions .....................................25
        Conforming Amendments ........................................25
     Approval.........................................................25

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS.............................26

     Sale of Notes Pursuant to the Tender Offer.......................26
     Tax Considerations for Non-Tendering Holders.....................27
     Information Reporting............................................28
     Backup Withholding and Substitute Form W-9.......................28

MISCELLANEOUS.........................................................29

SCHEDULE I............................................................30

SCHEDULE II...........................................................31

                                     SUMMARY

         The following summary is qualified in its entirety by reference to, and should be read in conjunction with, the information appearing elsewhere in this Statement and the more detailed information contained in the documents incorporated by reference herein.


The Company:                          Monarch Marking Systems, Inc.

The Notes:                            12-1/2% Senior Notes due 2003

The Tender Offer:                   The Company is offering to purchase all of
                                    the outstanding Notes at the price per Note set forth below.

Expiration Date:                    The Expiration Date shall be 12:00 midnight,
                                    New York City time, on April 10, 1997,
                                    unless extended by the Company.

The Consent Solicitation:           The Company is also seeking Consents from
                                    Holders of the Notes to certain Proposed
                                    Amendments to the Indenture.

Total Consideration for
the Tender Offer and the
Solicitation:                       The greater of (A) $1,167.50 per $1,000
                                    principal amount of the Notes or (B) the present value on the Payment Date of the Notes, determined on the basis of a Tender
                                    Offer Yield to June 30, 1999, the day before the Earliest Redemption Date, equal to the sum of (x) the yield on the 6-3/4% U.S.
                                    Treasury Note due June 30, 1999, as of 2:00
                                    P.M., New York City time, on March 26, 1997, the tenth business day immediately preceding the scheduled Expiration Date plus (y) 75 basis points, plus accrued and unpaid interest, if any, up to, but not including the Payment Date. No additional consideration will be paid for the Consents.

Consent Date:                       The Consent Date shall be one business day
                                    following the announcement (by press
                                    release) by the Company that it has received the Requisite Supermajority Consents to the Proposed Amendments. If the Company obtains the Requisite Supermajority Consents, all of the Proposed Amendments will become operative. Nevertheless, the Company reserves the right and option to cause the Consent Date to occur at any time if it has obtained

                                    Requisite Majority Consents prior to the Expiration Date, in which case substantially all (but not all) of the Proposed Amendments will become operative. See "The Proposed Amendments to the Indenture." The Company will execute the Supplemental Indenture on or promptly after 12:00 midnight, New York City time, on the Consent Date.

Requisite
Supermajority Consents:             Duly executed (and not revoked) Consents to
                                    the Proposed Amendments from Holders
                                    representing 75% in aggregate principal
                                    amount of the outstanding Notes (excluding for such purposes any Notes owned at such time by the Company or any of its affiliates).

Requisite Majority Consents:        Duly executed (and not revoked) Consents to
                                    the Proposed Amendments from Holders
                                    representing a majority in aggregate
                                    principal amount of the outstanding Notes
                                    (excluding for such purposes any Notes owned at such time by the Company or any of its affiliates).

Payment Date:                       The Payment Date shall be promptly after the
                                    Acceptance Date.

Conditions of the Tender and
Solicitation:                       The Company's obligation to accept for
                                    purchase and pay for the Notes validly
                                    tendered is subject to and conditioned upon the following: (i) there having been validly tendered (and not withdrawn) prior to the Expiration Date not less than 75% in aggregate principal amount of the Notes outstanding or, at the option of the Company, a majority in aggregate principal amount of the Notes outstanding, (ii) the execution of the Supplemental Indenture following receipt of the Requisite
                                    Supermajority Consents or Requisite Majority
                                    Consents, as the case may be, and (iii)
                                    satisfaction of the General Conditions. The
                                    Company may waive any of the conditions of the Tender Offer and Solicitation, in whole or in part, at any time and from time to time.

How to Tender Notes or
Deliver Consents:                   See "The Tender Offer and the Consent
                                    Solicitation-- Procedures for Tendering
                                    Notes and Delivering Consents." For further information, call the Dealer Manager or consult your broker, dealer, commercial bank or trust company for assistance.

Withdrawal Rights:                  Tenders of Notes may be withdrawn and
                                    Consents may be revoked at any time prior to 12:00 midnight, New York City time, on the Consent Date. A valid withdrawal of tendered
                                    Notes prior to 12:00 midnight, New York City time, on the Consent Date will constitute the concurrent valid revocation of such Holder's related Consent. To revoke Consents delivered in connection with tendered Notes, Holders must withdraw the related tendered
                                    Notes. Subject to certain conditions, after the Consent Date, Holders may also validly withdraw tendered Notes if, after the Consent Date, the Company reduces the principal amount of Notes subject to the Tender Offer or changes the Total
                                    Consideration.

Certain Considerations:             See "Certain Significant Considerations" for
                                    a discussion of certain factors that should be considered in evaluating the Tender Offer and the Solicitation.

Dealer Manager:                     BT Securities Corporation ("BT Securities")
                                    is serving as dealer manager (the "Dealer
                                    Manager") in connection with the Tender
                                    Offer and the Consent Solicitation. Its
                                    telephone number is (212) 775-2467.

Depositary:                         Fleet National Bank is serving as depositary
                                    (the "Depositary") in connection with the Tender Offer and the Consent Solicitation.
                                    Its telephone number is (860) 986-7908. The
                                    Depositary is also the Trustee under the Indenture.

                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy and information statements and other information filed by the Company with the Commission pursuant to the informational requirements of the Exchange Act may be inspected and copied at the Public Reference Section maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices maintained by the Commission: New York Regional Office, 7 World Trade Center, 15th Floor, New York, New York 10048, and Chicago Regional Office, Northwest Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Such material may also be accessed electronically, by means of the Commission's home page on the Internet (http://www.sec.gov).

                     INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents, heretofore filed by the Company with the Commission, are hereby incorporated by reference:

         1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995; and

         2. The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996, June 30, 1996 and September 30, 1996.

         Each document filed by the Company subsequent to the date of this Statement pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, or filed pursuant to the Securities Act of 1933, as amended (the "Securities Act") prior to the Expiration Date shall be deemed to be incorporated by reference in this Statement and shall be part hereof from the date of filing of such document. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Statement.

         The Company will provide without charge to each person, including any beneficial owner, to whom a copy of this Statement has been delivered, upon the written or oral request of any such person, a copy of any document described above (other than exhibits, unless specifically requested). Requests for such copies should be directed to Monarch Marking Systems, Inc., 170 Monarch Lane, Miamisburg, Ohio 45342, Attention: Secretary; telephone number:937-865-2000.

                       CERTAIN SIGNIFICANT CONSIDERATIONS

         The following considerations, in addition to the other information set forth herein, should be considered carefully by holders and beneficial owners of Notes.

EFFECTS OF THE PROPOSED AMENDMENTS

         If the Proposed Amendments become operative, holders of Notes that are not purchased pursuant to the Tender Offer for any reason will no longer be entitled to the benefits of certain provisions contained in the Indenture that have been modified by the Proposed Amendments. The modification of the Indenture would provide the Company with increased operating and financial flexibility. The Indenture, as so amended, will continue to govern the terms of all Notes that remain outstanding. The elimination (or, in certain cases, amendment) of restrictive covenants and other provisions would permit the Company and its subsidiaries to, among other things, incur indebtedness, pay dividends or make other restricted payments, incur liens or make investments that would otherwise not have been permitted pursuant to the Indenture. In addition, immediately following the amendment of the Indenture after the adoption of the Proposed Amendments, the Company will guarantee PAXAR's indebtedness under PAXAR's Credit Agreement, as discussed under "Certain Information Concerning the Company--Recent Developments." It is possible that any such actions that the Company or its subsidiaries would be permitted to take as a result of the Proposed Amendments would increase the risk with respect to the Company faced by the non-tendering Holders or otherwise adversely affect the interests of the non-tendering Holders. See "Proposed Amendments."

LIMITED TRADING MARKET

         There currently is a limited public trading market for the Notes, which from time to time trade in the over-the-counter market. Prices and trading volumes of the Notes in the over-the-counter market are not reported and can be difficult to monitor. Quotations for securities that are not widely traded, such as the Notes, may differ from actual trading prices and should be viewed as approximations. Holders are urged to contact their brokers with respect to current information regarding the Notes.

         To the extent that Notes are tendered and accepted for payment in the Tender Offer, the trading market for Notes that remain outstanding may be significantly more limited, which might adversely affect the liquidity of the Notes. One of the Proposed Amendments would authorize the deletion of the Indenture covenant requiring the Company (i) to file with the Commission all information documents and reports required to be filed pursuant to Section 13 or 15(d) of the Exchange Act, whether or not the Company is subject to such filing requirements, and (ii) to provide any Holder with such information concerning the Company necessary to permit such Holder to sell notes pursuant to Rule 144A under the Securities Act. If the Proposed Amendments are adopted, the Company intends to cease providing such information. The extent of any private market and the availability of price quotations for the Notes will depend upon a number of factors, including the principal amount and the number of holders of Notes remaining at such time. An issue of securities with a smaller outstanding market value available for trading (the "float") may command a lower price than would a comparable issue of securities with a greater float. Therefore, the market price for Notes that are not tendered in the Tender Offer may be affected adversely to the extent that the amount of Notes purchased pursuant to the Tender Offer further reduces the float. The reduced float also may tend to make the trading prices of the Notes that are not so purchased more volatile. As a result, there can be no assurance that any trading market for the Notes will exist after consummation of the Tender Offer and the Solicitation.

TAX MATTERS

       See "Certain Federal Income Tax Considerations" for a discussion of certain tax matters that should be considered in evaluating the Tender Offer and the Solicitation.

                   CERTAIN INFORMATION CONCERNING THE COMPANY

GENERAL

         The Company is a leading manufacturer and marketer of marking equipment and supplies in the United States and also sells, directly and through distributors, marking equipment and supplies in 75 other countries around the world. Information concerning the Company's historical business activities and financial position and results of operations can be found in the documents referenced under "Incorporation of Documents by Reference."

RECENT DEVELOPMENTS

         Through a series of transactions, the Company recently became a wholly-owned subsidiary of PAXAR Corporation ("PAXAR"). PAXAR is a leading manufacturer and distributor of label systems, labels, tags and related supplies and services for apparel manufacturers and retailers. The Company believes that its acquisition by PAXAR will strengthen the Company's marketing presence both in the United States and internationally and will enable the Company to capitalize on cross-market sales opportunities associated with joint marketing of the Company's and PAXAR's products.

         Prior to the consummation of the transactions described below, PAXAR and Odyssey Partners, L.P. ("Odyssey") each owned 495 shares of the Common Stock, $.001 par value, of Monarch Holdings, Inc. ("Holdings"), which, in turn, owned all of the issued and outstanding capital stock of the Company. Thomas Loemker ("Loemker"), the Chairman of Holdings and a director of PAXAR, and John
W. Paxton ("Paxton"), the President and Chief Executive Officer of the Company, each owned 10 shares of Holdings Common Stock. On March 3, 1997, PAXAR acquired 495 shares of Holdings Common Stock (the "Odyssey Shares") from Odyssey in consideration of of $100 million in cash and a note and the issuance of Warrants to purchase one million shares of PAXAR Common Stock at an exercise price of $17.50 per share and Warrants to purchase 200,000 shares of PAXAR Common Stock at an exercise price of $21.875 per share. Concurrently with PAXAR's purchase of the Holdings Shares from Odyssey, PAXAR entered into a Credit Agreement (the "Credit Agreement") with Fleet Bank and certain other lenders named therein (collectively, the "Lenders"). Under the Credit Agreement, the Lenders agreed to make loans of up to $280 million to PAXAR and its subsidiaries. PAXAR applied a portion of the proceeds of loans under the Credit Agreement to pay the cash portion of the purchase price for the Odyssey Shares.

         After consummation of PAXAR's purchase of the Odyssey Shares and the execution of the Credit Agreement, PAXAR merged Holdings, as a 98% owned subsidiary, into PAXAR and issued 125,129 shares of PAXAR Common Stock to each of Loemker and Paxton in exchange for their ten shares of Holdings Common Stock. PAXAR also exchanged options to purchase PAXAR Common Stock for options of equivalent value to purchase Holdings Common Stock held by Holdings management. As a result of such merger, the Company became a wholly-owned subsidiary of PAXAR.

         The Company expects to procure all or a portion of the financing required to pay the Total Consideration from PAXAR, which will borrow under its existing Credit Agreement to provide such financing to the Company. The ability of PAXAR to borrow under its existing Credit Agreement in order to provide such financing to the Company is one of the General Conditions to the Tender Offer. See "The Tender Offer and the Consent Solicitation--Conditions of the Tender Offer and Consent Solicitation."

                  THE TENDER OFFER AND THE CONSENT SOLICITATION


PURPOSES OF THE TENDER OFFER AND THE CONSENT SOLICITATION

         The purpose of the Tender Offer, which is conditioned, among other things, on the Amendment Condition, is to acquire all of the outstanding Notes. From time to time in the future, the Company or its affiliates may seek to acquire any Notes which remain outstanding following expiration of the Tender Offer, through open market purchases, privately negotiated transactions, tender offers, exchange offers or otherwise, upon such terms and at such prices as it may determine, which may be more or less than the Total Consideration and could be for cash or other consideration. Alternatively, pursuant to the provisions of the Notes and the Indenture, as then amended, the Company may choose, among other things, to effect a defeasance in accordance with the terms of the Indenture, as then amended. There can be no assurance as to which, if any, of these alternatives (or combinations thereof) the Company may pursue.

         The purpose of the Solicitation and the Proposed Amendments is to amend or eliminate certain of the principal restrictive covenants contained in the Indenture, and thereby enhance the operating and financial flexibility of the Company and its subsidiaries. After 12:00 midnight, New York City time, on the Consent Date, subject to certain limited exceptions, tenders of Notes may not be withdrawn and Consents theretofore granted may not be revoked.

TERMS OF THE TENDER OFFER AND THE SOLICITATION

         Upon the terms and subject to the conditions of the Tender Offer (including, if the Tender Offer is extended or amended, the terms and conditions of any such extension or amendment), the Company is offering to purchase for cash all of the outstanding Notes at a price for each $1,000 principal amount of Notes tendered pursuant to the Tender Offer, equal to the Total Consideration. The Total Consideration is equal to (i) the greater of (A) $1,167.50 or (B) the present value of the Notes on the Payment Date, determined on the basis of a Tender Offer Yield to June 30, 1999, the day before to the Earliest Redemption Date of July 1,1999, equal to the sum of (x) the yield on the 6-3/4% U.S. Treasury Note due June 30, 1999 (the "Reference Security"), as calculated by the Dealer Manager in accordance with standard market practice, based on the bid price for such Reference Security as of 2:00 p.m., New York City time, on March 26, 1997, the tenth business day immediately preceding the scheduled Expiration Date (the "Price Determination Date"), as currently displayed on the Bloomberg Government Pricing Monitor on "Page PX3" or any recognized quotation source selected by the Dealer Manager in its sole discretion if the Bloomberg Pricing Monitor is not available, plus (y) 75 basis points, such price being rounded to the nearest cent per $1,000 principal amount of Notes, plus (ii) accrued and unpaid interest, if any, up to, but not including, the Payment Date (the consideration referred to in clauses (i) and (ii) being referred to as the "Total Consideration"), payable on the date that the Notes are accepted for payment pursuant to the Offer (the "Acceptance Date"). In the event the Tender Offer is extended for any period longer than ten business days from the previously scheduled Expiration Date, a new Price Determination

Date will be established, which shall be the tenth business day immediately preceding the Expiration Date as so extended.

         In addition, upon the terms and subject to the conditions of the Solicitation (including, if the Solicitation is extended or amended, the terms of any such extension or amendment), the Company is also soliciting Consents to the Proposed Amendments to the Indenture. There will be no separate payment for the Consents.

         Although the yield on the Reference Security on the Price Determination Date (and the Tender Offer Yield) will only be determined from the source noted above, information regarding the closing yield of the Reference Security may also be found in The Wall Street Journal and The New York Times. The yield on the Reference Security as of 2:00 p.m., New York City time, on March 12, 1997 was 6.122%. Accordingly, if such yield were determined to be the yield on the Reference Security on the Price Determination Date and April 15, 1997 were to be the Payment Date for the Notes, the Tender Offer Yield, the purchase price, and the Total Consideration per $1,000 principal amount of Notes would be 6.872%, $1,167.34 and $1,203.10, respectively. A hypothetical calculation of the Total Consideration demonstrating the application of the assumptions and methodologies to be used in pricing the Offer is set forth in Schedule II hereto. Since the purchase price per $1,000 principal amount of the Notes is less than $1,167.50 in this example, a purchase price of $1,167.50 would be used to determine the Total Consideration.

         If at any time following a Price Determination Date the Company extends the Tender Offer for any period of not more than ten business days, the Total Consideration for each Note tendered pursuant to the Tender Offer prior to 12:00 midnight, New York City time, on the Consent Date, shall remain the Total Consideration as determined on such Price Determination Date. If, however, the Company extends the Tender Offer for any period longer than ten business days from the previously scheduled Expiration Date based upon which such Price Determination Date had been established, a new Price Determination Date shall be established (such new Price Determination Date to be the tenth business day immediately preceding the Expiration Date as so extended) and the Consideration for each Note tendered pursuant to the Tender Offer prior to 12:00 midnight, New York City time, on the Expiration Date, shall be calculated based on the Tender Offer Yield as of such new Price Determination Date.

         Promptly after a Price Determination Date, but in any event before 9:00 a.m., New York City time, on the following business day, the Company will publicly announce the pricing information referred to above by press release to the Dow Jones News Service.

         IF THE NOTES ARE ACCEPTED FOR PAYMENT PURSUANT TO THE TENDER OFFER, HOLDERS WHO VALIDLY TENDERED THEIR NOTES PURSUANT TO THE TENDER OFFER PRIOR TO 12:00 MIDNIGHT, NEW YORK CITY TIME, ON THE EXPIRATION DATE WILL RECEIVE THE TOTAL CONSIDERATION. BECAUSE THE TOTAL CONSIDERATION MAY BE BASED ON A FIXED SPREAD PRICING FORMULA LINKED TO A YIELD ON A REFERENCE SECURITY, THE TOTAL CONSIDERATION MAY BE AFFECTED BY CHANGES IN SUCH YIELD DURING THE TERM OF THE TENDER OFFER PRIOR TO THE PRICE DETERMINATION DATE.

         Holders who tender Notes in the Tender Offer are obligated to consent to the Proposed Amendments. Pursuant to the terms of the Consent and Letter of Transmittal, the completion, execution and delivery thereof by a Holder in connection with the tender of Notes will be deemed to constitute the Consent of such tendering Holder to all of the Proposed Amendments. Holders may not deliver Consents without tendering the related Notes.

         All Notes validly tendered in accordance with the procedures set forth herein and not withdrawn in accordance with the procedures set forth herein on or prior to the Expiration Date will, upon the terms and subject to the conditions hereof, including the Amendment Condition, be accepted for payment by the Company, and payment will be made therefor, promptly after the Expiration Date.

         The Proposed Amendments will be effected by the execution of the Supplemental Indenture (in the form of an Amended and Restated Indenture) on the Consent Date. The "Consent Date" will be one business day following the announcement (by press release) by the Company that it has received the Requisite Supermajority Consents to the Proposed Amendments. If the Company obtains the Requisite Supermajority Consents, all of the Proposed Amendments become operative. Nevertheless, the Company reserves the right and option to cause the Consent Date to occur if it has obtained Requisite Majority Consents at any time prior to the Expiration Date, in which case substantially all (but not all) of the Proposed Amendments will become operative on the Acceptance Date. "Requisite Supermajority Consents" shall be the consent of the Holders holding not less than 75% in aggregate principal amount of the Notes then outstanding (excluding any Notes owned at the time by the Company or any of its affiliates). "Requisite Majority Consents" shall be the consent of the Holders holding not less than a majority in aggregate principal amount of the Notes then outstanding (excluding any Notes owned at the time by the Company or any of its affiliates). See "The Proposed Amendments to the Indenture." None of the Proposed Amendments will become operative unless and until the Tender Offer is consummated on the Acceptance Date. The "Acceptance Date" is the date that the Company accepts Notes for purchase pursuant to the Tender Offer. The Indenture, without giving effect to the Proposed Amendments, will remain in effect until the Proposed Amendments become operative on the Acceptance Date. If the Tender Offer is terminated or withdrawn, or the Notes are not accepted for payment, none of the Proposed Amendments will become operative.

         Tenders of Notes may be validly withdrawn and Consents may be validly revoked at any time prior to 12:00 midnight, New York City time, on the Consent Date, but, except as set forth below, not thereafter. A valid withdrawal of tendered Notes prior to 12:00 midnight, New York City time, on the Consent Date will constitute the concurrent valid revocation of such Holder's related Consent. In order for a Holder to revoke a Consent, such Holder must withdraw the related tendered Notes. If, after the Consent Date, the Company (i) reduces the principal amount of Notes subject to the Tender Offer or (ii) changes the Total Consideration, then previously tendered Notes may be validly withdrawn until the expiration of ten business days after the date that notice of any such reduction or change is first published, given or sent to Holders by the Company. In addition, tenders of Notes may be validly withdrawn if the Tender Offer is terminated without any Notes being purchased thereunder. In the event of a termination of the Tender Offer, the Notes tendered pursuant to the Tender Offer will be promptly returned to the tendering Holder.

         The Company's obligation to accept, and pay for, Notes validly tendered pursuant to the Tender Offer and Solicitation is conditioned upon (a) the Amendment Condition and (b) the General Conditions, including the ability of PAXAR to borrow under its existing Credit Agreement and to contribute the proceeds thereof to the Company to finance all or a portion of the consideration due in connection with this Tender Offer and Solicitation and any related fees. Subject to applicable securities laws and the terms set forth in this Statement, the Company reserves the right, prior to the Expiration Date, (i) to waive any and all conditions to the Tender Offer or the Solicitation, (ii) to extend or to terminate the Tender Offer or Solicitation or (iii) otherwise to amend the Tender Offer or the Solicitation in any respect. See "-- Conditions of the Tender Offer and the Consent Solicitation." The rights reserved by the Company in this paragraph are in addition to the Company's rights to terminate the Tender Offer and Solicitation described elsewhere in this Statement. Any extension, amendment or termination will be followed as promptly as practicable by public announcement thereof, the announcement in the case of an extension of the Tender Offer to be issued no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. Without limiting the manner in which any public announcement may be made, the Company shall have no obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a release to the Dow Jones News Service.

         If the Company makes a material change in the terms of the Tender Offer or the Solicitation or the information concerning the Tender Offer or the Solicitation, the Company will disseminate additional Tender Offer and Solicitation materials and extend the Tender Offer or, if applicable, the Solicitation, to the extent required by law. If the Solicitation is amended prior to the Consent Date in a manner determined by the Company to constitute a material adverse change to the Holders, the Company promptly will disclose such amendment and, if necessary, extend the Solicitation for a period deemed by the Company to be adequate to permit Holders to withdraw their Notes and revoke their Consents. See "-- Withdrawal of Tenders and Revocation of Consents."

CONDITIONS OF THE TENDER OFFER AND THE CONSENT SOLICITATION

         Notwithstanding any other provision of the Tender Offer and the Consent Solicitation, the Company will not be required to accept for payment, or to pay for, Notes tendered pursuant to the Tender Offer may terminate, extend or amend the Tender Offer and the Solicitation and may, subject to Rule 14e-1 under the Exchange Act, postpone the acceptance of Notes so tendered if (a) the Amendment Condition shall not have been satisfied or (b) any of the General Conditions shall not have been satisfied.

         For purposes of the foregoing provisions, all the "General Conditions" shall be deemed to have been satisfied unless any of the following conditions shall occur prior to the Acceptance Date:

                  (i) PAXAR shall be unable to borrow under its existing Credit
            Agreement or to
                           contribute the proceeds of such borrowing to the Company to finance all or a portion of the consideration due in connection with the Tender Offer and Solicitation and any related fees;

                  (ii) there shall have been instituted or threatened or be pending any action or proceeding before or by any court or governmental regulatory or administrative agency or instrumentality, or by any other person, in connection with the Tender Offer or the Solicitation that is, or is reasonably likely to be, in the sole judgment of the Company, materially adverse to the business, operations, properties, condition (financial or otherwise), assets, liabilities or prospects of the Company;

                  (iii) any order, statute, rule, regulation, executive order, stay, decree, judgment or injunction shall have been proposed, enacted, entered, issued, promulgated, enforced or deemed applicable by any court or governmental, regulatory or administrative agency or instrumentality that, in the sole judgment of the Company, would or might prohibit, prevent, restrict or delay consummation of the Tender Offer or the Solicitation or that is, or is reasonably likely to be, materially adverse to the business, operations, properties, condition (financial or otherwise), assets, liabilities or prospects of the Company;

                  (iv) there shall have occurred or be likely to occur any event that, in the sole judgment of the Company, would or might prohibit, prevent, restrict or delay consummation of the Tender Offer or the Solicitation or that will, or is reasonably likely to, materially impair the contemplated benefits to the Company of the Tender Offer or the Solicitation, or otherwise result in the consummation of the Tender Offer or the Solicitation not being or not being reasonably likely to be in the best interests of the Company;

                  (v) the Trustee under the Indenture shall have objected in any respect to, or taken any action that could, in the sole judgment of the Company, adversely affect the consummation of, the Tender Offer or the Solicitation or the Company's ability to cause the Proposed Amendments to be effected, or shall have taken any action that challenges the validity or effectiveness of the procedures used by the Company in soliciting the Consents to the Proposed Amendments (including the form thereof) or in making the Tender Offer or the Solicitation or the acceptance of, or payment for, any of the Notes; or

                  (vi) there shall have occurred (a) any general suspension of, or limitation on prices for, trading in securities in the United States securities or financial markets, (b) any significant adverse change in the trading prices for the Notes or in the Company's other securities, or any financial markets,
                           (c) a material impairment in the trading market for debt securities that could, in the sole judgment of the Company, affect the Tender Offer or the Solicitation, (d) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, (e) any limitation (whether or not mandatory) by any government or governmental, administrative or regulatory authority or agency, domestic or foreign, on, or other event that, in the reasonable judgment of the Company, might affect, the extension of credit by, banks or other lending institutions, (f) a commencement of a war or armed hostilities or other national or international calamity directly or indirectly involving the United States, or (g) in the case of any of the foregoing existing on the date hereof, a material acceleration or worsening thereof.

         The conditions to the Tender Offer and the Solicitation are for the sole benefit of the Company and may be asserted by the Company in its sole discretion regardless of the circumstances giving rise to such conditions or may be waived by the Company, in whole or in part, at any time and from time to time, in its sole discretion, whether or not any other condition of the Tender Offer and the Solicitation is also waived. Any determination by the Company concerning the events described in this section shall be final and binding upon all persons.

EXPIRATION DATE; EXTENSION; AMENDMENT; TERMINATION

         The Tender Offer and the Solicitation will expire at 12:00 midnight, New York City time, on April 10, 1997, unless extended by the Company. The Company expressly reserves the right to extend the Tender Offer and the Solicitation on a daily basis or for such period or periods as it may determine in its sole discretion from time to time by giving written or oral notice to the Depositary and by making a public announcement by press release (which shall include disclosure of the approximate principal amount of Notes deposited to date) to the Dow Jones News Service prior to 9:00 A.M., New York City time, the next business day following the previously scheduled Expiration Date. During any extension of the Tender Offer and the Solicitation, all Notes previously tendered and not accepted for payment will remain subject to the Tender Offer and the Solicitation and, subject to the terms and conditions of the Tender Offer and the Solicitation, may be accepted for payment by the Company.

         Notwithstanding anything herein to the contrary, the Company expressly reserves the absolute right, in its sole discretion, to (a) waive any condition to the Tender Offer and the Solicitation, (b) amend any term of the Tender Offer and the Solicitation and (c) modify the Total Consideration. The Tender Offer and the Solicitation may be modified independently of each other. If the Company makes a material change in the terms of either the Tender Offer or the Solicitation, the Company will disseminate additional Tender Offer and Solicitation materials and will extend the Tender Offer and the Solicitation, in each case to the extent required by applicable law. If the Company reduces the principal amount of Notes subject to the Tender Offer or changes the cash purchase price for the Notes subject to the Tender Offer and the Solicitation, the Company will, to the extent required by applicable law, cause the Tender Offer and the Solicitation to be extended, if necessary, so that the Tender Offer and the Solicitation remain open at least until the expiration of ten business days from the date that notice of such decrease or change is first published, sent or given by the Company to Holders. For purposes of the Tender Offer and the Solicitation, the term "business day" means any day other than a Saturday, Sunday or federal holiday and consists of the time period from 12:01 a.m. through 12:00 midnight, New York City time.

         The Company expressly reserves the right, in its sole discretion, to terminate the Tender Offer, including if any of the conditions applicable thereto set forth above under "-- Conditions of the Tender Offer and the Consent Solicitation" shall not have been satisfied or waived by the Company. Any such termination will be followed promptly by public announcement thereof. The Tender Offer and the Solicitation may not be terminated independently of each other. In the event the Company shall terminate the Tender Offer, it shall give immediate notice thereof to the Depositary, and all Notes theretofore tendered and not accepted for payment and all Consents theretofore delivered shall be returned promptly to the tendering and delivering holders thereof and the Supplemental Indenture, if previously entered into, will terminate. See "-- Withdrawal of Tenders and Revocation of Consents" below and "-- Conditions of the Tender Offer and the Consent Solicitation" above.

ACCEPTANCE FOR PAYMENT AND PAYMENT FOR NOTES; ACCEPTANCE OF CONSENTS

         Upon the terms and subject to the conditions of the Tender Offer (including if the Tender Offer is extended or amended, the terms and conditions of any such extension or amendment) and applicable law, the Company will purchase, by accepting for payment, and will promptly pay for, all Notes validly tendered pursuant to the Tender Offer and Solicitation (and not withdrawn, or if withdrawn validly retendered) after the Acceptance Date, such payment to be made by the deposit in immediately available funds by the Company promptly after the Acceptance Date with the Depositary, which will act as agent for tendering Holders for the purpose of receiving payment from the Company and transmitting such payment to tendering Holders. Under no circumstances will interest be paid by the Company by reason of any delay in making payment.

         The Company expressly reserves the right, in its sole discretion and subject to Rule 14e-l(c) under the Exchange Act, to delay acceptance for payment of, or payment for, Notes in order to comply, in whole or in part, with any applicable law. In all cases, payment by the Depositary to Holders or beneficial owners of the consideration for Notes purchased pursuant to the Offer will be made only after timely receipt by the Depositary of (i) certificates representing such Notes or timely confirmation of a book-entry transfer of such Notes into the Depositary's account at DTC pursuant to the procedures set forth herein, (ii) a properly completed and duly executed Consent and Letter of Transmittal (or manually signed facsimile thereof) or a properly transmitted Agent's Message (as defined below) and (iii) any other documents required by the Consent and Letter of Transmittal.

         For purposes of the Solicitation, Consents received by the Depositary will be deemed to have been accepted if, as and when (i) the Company and the Trustee execute the Supplemental Indenture on or promptly after 12:00 midnight, New York City time, on the Consent Date, and (ii) the

Company has accepted the Notes for purchase and payment pursuant to the Tender Offer. For purposes of the Tender Offer, tendered Notes will be deemed to have been accepted for payment, if, as and when the Company gives oral or written notice thereof to the Depositary.

         If any tendered Notes are not purchased pursuant to the Tender Offer for any reason, such Notes not purchased will be returned, without expense, to the tendering Holder promptly (or, in the case of Notes tendered by book-entry transfer, such Notes will be credited to the account maintained at DTC from which such Notes were delivered) after the expiration or termination of the Tender Offer.

         Tendering Holders will not be obligated to pay brokerage fees or commissions or, except as set forth in the Instructions to the Consent and Letter of Transmittal, transfer taxes on the purchase of Notes pursuant to the Tender Offer.

         It is a condition precedent to the Company's obligation to purchase the Notes pursuant to the Tender Offer, among other conditions, that the Supplemental Indenture have been executed. It is a condition subsequent to effectiveness of the Proposed Amendments contained in the Supplemental Indenture that the Company accept for payment all the Notes validly tendered (and not withdrawn) pursuant to the Tender Offer (in which event, the Company will be obligated to promptly pay all the Total Consideration for the Notes so accepted). See "-- Conditions of the Tender Offer and the Consent Solicitation."

PROCEDURES FOR TENDERING NOTES AND DELIVERING CONSENTS

      THE TENDER OF NOTES PURSUANT TO THE TENDER OFFER AND IN ACCORDANCE WITH THE PROCEDURES DESCRIBED BELOW WILL CONSTITUTE THE DELIVERY OF A CONSENT WITH RESPECT TO THE NOTES TENDERED. HOLDERS WHO DESIRE TO TENDER THEIR NOTES PURSUANT TO THE TENDER OFFER AND RECEIVE THE TOTAL CONSIDERATION ARE REQUIRED TO DELIVER CONSENTS TO THE PROPOSED AMENDMENTS. HOLDERS MAY NOT DELIVER CONSENTS WITHOUT VALIDLY TENDERING THEIR NOTES PURSUANT TO THE TENDER OFFER.

         Tender of and Consent for Notes. The tender by a Holder of Notes (and subsequent acceptance of such tender by the Company) pursuant to one of the procedures set forth below will constitute a binding agreement between such Holder and the Company in accordance with the terms and subject to the conditions set forth herein and in the Consent and Letter of Transmittal.

         Only Holders are authorized to tender their Notes and consent to the Proposed Amendments. The procedures by which the Notes may be tendered and Consents given by beneficial owners that are not Holders will depend upon the manner in which the Notes are held.

         Tender of Notes Held in Physical Form. To effectively tender Notes held in physical form pursuant to the Tender Offer, a properly completed Consent and Letter of Transmittal (or a facsimile thereof duly executed by the Holder thereof), and any other documents required by the Consent and Letter of Transmittal, must be received by the Depositary at its address set forth on the back cover of this Statement (or delivery of Notes may be effected through the deposit of Notes with DTC and making book-entry delivery as set forth below) on or prior to the Consent Date or the Expiration Date, as applicable; provided, however, that the tendering Holder may instead comply with the guaranteed delivery procedure set forth below. Consents and Letters of Transmittal and Notes should be sent only to the Depositary and should not be sent to the Company, the Dealer Manager or the Trustee.

         Tender of Notes Held Through a Custodian. To effectively tender Notes that are held of record by a custodian bank, depositary, broker, trust company or other nominee, the beneficial owner thereof must instruct such Holder to tender the Notes on the beneficial owner's behalf. A Letter of Instructions is included in the Solicitation materials provided with this Statement which may be used by a beneficial owner in this process to effect the tender. Any beneficial owner of Notes held of record by DTC or its nominee, through authority granted by DTC, may direct the DTC participant through which such beneficial owner's Notes are held in DTC to tender, on such beneficial owner's behalf.

         Tender of Notes Held Through DTC. To effectively tender Notes that are held through DTC, DTC participants should transmit their acceptance through ATOP for which the transaction will be eligible and DTC will then edit and verify the acceptance and send an Agent's Message to the Depositary for its acceptance. Delivery of tendered Notes must be made to the Depositary pursuant to the book-entry delivery procedures set forth below or the tendering DTC participant must comply with the guaranteed delivery procedures set forth below.

         THE METHOD OF DELIVERY OF NOTES AND CONSENTS AND LETTERS OF TRANSMITTAL, ANY REQUIRED SIGNATURE GUARANTEES AND ALL OTHER REQUIRED DOCUMENTS, INCLUDING DELIVERY THROUGH DTC AND ANY ACCEPTANCE OF AN AGENT'S MESSAGE TRANSMITTED THROUGH ATOP, IS AT THE ELECTION AND RISK OF THE PERSON TENDERING NOTES AND DELIVERING CONSENTS AND LETTERS OF TRANSMITTAL AND, EXCEPT AS OTHERWISE PROVIDED IN THE CONSENT AND LETTER OF TRANSMITTAL DELIVERY, WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE DEPOSITARY. IF DELIVERY IS BY MAIL, IT IS SUGGESTED THAT THE HOLDER USE PROPERLY INSURED, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, AND THAT THE MAILING BE MADE SUFFICIENTLY IN ADVANCE OF THE CONSENT DATE OR EXPIRATION DATE, AS APPLICABLE, TO PERMIT DELIVERY TO THE DEPOSITARY PRIOR TO SUCH DATE.

         Except as provided below, unless the Notes being tendered are deposited with the Depositary on or prior to the Consent Date or the Expiration Date, as applicable (accompanied by a properly completed and duly executed Consent, as applicable, and a Consent and Letter of Transmittal or a properly transmitted Agent's Message), the Company may, at its option, treat such tender as defective for purposes of the right to receive the Total Consideration. Payment for the Notes will be made only against deposit of the tendered Notes and delivery of all other required documents.

         Book-Entry Delivery Procedures. The Depositary will establish accounts with respect to the Notes at DTC for purposes of the Tender Offer within two business days after the date of this Statement, and any financial institution that is a participant in DTC may make book entry delivery of the Notes by causing DTC to transfer such Notes into the Depositary's account in accordance with DTC's procedures for such transfer. However, although delivery of Notes may be effected through book-entry transfer into the Depository's account at DTC, the Consent and Letter of Transmittal (or facsimile thereof), with any required signature guarantees or an Agent's Message in connection with a book-entry transfer, and any other required documents, must, in any case, be transmitted to and received by the Depositary at one or more of its addresses set forth on the back cover of this Statement on or prior to the Consent Date or the Expiration Date, as applicable, or the guaranteed delivery procedure described below must be complied with. Delivery of documents to DTC does not constitute delivery to the Depositary. The confirmation of a book-entry transfer into the Depositary's account at DTC as described above is referred to herein as a "Book-Entry Confirmation."

         The term "Agent's Message" means a message transmitted by DTC to, and received by, the Depositary and forming a part of the Book-Entry Confirmation, which states that DTC has received an express acknowledgment from the participants in DTC described in such Agent's Message, stating, the aggregate principal amount of Notes which have been tendered by such participants pursuant to the Tender Offer and for which Consents have thereby been delivered and that such participants have received this Statement and the Consent and Letter of Transmittal and agree to be bound by the terms of this Statement and the Consent and Letter of Transmittal, and the Company may enforce such agreement against such participants.

         Signature Guarantees. Signatures on all Consents and Letters of Transmittal must be guaranteed by a recognized participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchange Medallion Program (a "Medallion Signature Guarantor"), unless the Notes tendered thereby are tendered (i) by a registered Holder of Notes (or by a participant in DTC whose name appears on a security position listing as the owner of such Notes) who has not completed either the box entitled "Special Delivery Instructions" or "Special Payment or Issuance Instructions" on the Consent and Letter of Transmittal, or (ii) for the account of a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc. ("NASD") or a commercial bank or trust company having any office or correspondent in the United States (each of the foregoing being referred to as an "Eligible Institution"). See Instruction 1 of the Consent and Letter of Transmittal. If the Notes are registered in the name of a person other than the signer of the Consent and Letter of Transmittal or if Notes not accepted for payment or not tendered are to be returned to a person other than the registered Holder, then the signatures on the Consents and Letters of Transmittal accompanying the tendered Notes must be guaranteed by a medallion Signature Guarantor as described above. See Instructions 1 and 5 of the Consent and Letter of Transmittal.

         Guaranteed Delivery. If a Holder desires to deliver Consents and tender Notes pursuant to the Tender Offer and Solicitation and time will not permit the Consents and Letter of Transmittal, certificates representing such Notes and all other required documents to reach the Depositary, or the procedures for book-entry transfer cannot be completed, on or prior to the Consent Date or the Expiration Date, as applicable, such Holder may nevertheless deliver its Consents, and such Notes may nevertheless be tendered, with the effect such delivery and tender will be deemed to have been received prior to the Consent Date or the Expiration Date, respectively, if all the following conditions are satisfied.

                  (i)      the tender is made by or through an Eligible
                           Institution;

                  (ii) a properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form provided by the Company herewith, or an Agent's Message with respect to guaranteed delivery is received by the Depositary prior to 12:00 midnight, New York City time, on the Consent Date or Expiration Date, as applicable, as provided below; and

                  (iii) the certificates for the tendered Notes, in proper form for transfer (or a Book Entry Confirmation of the transfer of such Notes into the Depositary's account at DTC as described above), together with a Consent and Letter of Transmittal (or facsimile thereof) properly completed and duly executed, with any required signature guarantees and any other documents required by the Consent and Letter Transmittal or a properly transmitted Agent's Message, are received by the Depositary within three business days after the date of execution of the Notice of Guaranteed Delivery.

         The Notice of Guaranteed Delivery may be sent by hand delivery, facsimile transmission or mail to the Depositary and must include a guarantee by an Eligible Institution in the form set forth in the Notice of Guaranteed Delivery.

         Notwithstanding any other provision hereof, payment of the Total Consideration for Notes tendered and accepted for payment pursuant to the Offer will, in all cases, be made only after timely receipt (i.e., prior to 12:00 midnight, New York City time, on the Expiration Date) by the Depositary of the tendered Notes (or Book-Entry Confirmation of the transfer of such Notes into the Depositary's account at DTC as described above or a properly executed Agent's Message for guaranteed delivery), and a Consent and Letter of Transmittal (or facsimile thereof) with respect to such Notes, properly completed and duly executed, with any required signature guarantees and any other documents required by the Consent and Letter of Transmittal, or a properly transmitted Agent's Message.

         UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID BY THE COMPANY BY REASON OF ANY DELAY IN MAKING PAYMENT TO ANY PERSON USING THE GUARANTEED DELIVERY PROCEDURES. THE TOTAL CONSIDERATION FOR NOTES TENDERED PURSUANT TO THE GUARANTEED DELIVERY PROCEDURES WILL BE THE SAME AS THAT FOR NOTES DELIVERED TO THE DEPOSITARY ON OR PRIOR TO THE EXPIRATION DATE, EVEN IF THE NOTES TO BE DELIVERED PURSUANT TO THE GUARANTEED DELIVERY PROCEDURES ARE NOT SO DELIVERED TO THE DEPOSITARY, AND THEREFORE PAYMENT BY THE DEPOSITARY ON ACCOUNT OF SUCH NOTES IS NOT MADE, UNTIL AFTER THE PAYMENT DATE.

         Backup U.S. Federal Income Tax Withholding. To prevent backup U.S. federal income tax withholding each tendering Holder of Notes must provide the Depositary with such Holder's correct taxpayer identification number and certify that such Holder is not subject to backup U.S. federal income tax withholding by completing the Substitute Form W 9 included in the Consent and Letter of Transmittal.

         Determination of Validity. All questions as to the validity, form, eligibility (including time of receipt) and acceptance of any tendered Notes and Consents pursuant to any of the procedures described above will be determined by the Company in the Company's sole discretion (whose determination shall be final and binding). The Company reserves the absolute right to reject any or all tenders of any Notes or Consents determined by it not to be in proper form or, in the case of Notes, if the acceptance for payment, or payment for, such Notes may, in the opinion of the Company's counsel, be unlawful. The Company also reserves the absolute right, in its sole discretion, to waive any of the conditions of the Tender Offer and Solicitation or any defect or irregularity in any tender with respect to Notes or the giving of any Consents of any particular Holder, whether or not similar defects or irregularities are waived in the case of other Holders. The Company's interpretation of the terms and conditions of the Tender Offer and Solicitation (including the Consent and Letter of Transmittal and the Instructions thereto) will be final and binding. None of the Company, the Depositary, the Dealer Manager, the Trustee or any other person will be under any duty to give notification of any defects or irregularities in tenders or consents or will incur any liability for failure to give any such notification. If the Company waives its right to reject a defective tender of Notes, the Holder will be entitled to the Total Consideration.

WITHDRAWAL OF TENDERS AND REVOCATION OF CONSENTS

         Tenders of Notes may be withdrawn and the concurrent Consents may be revoked at any time prior to 12:00 midnight, New York City time, on the Consent Date but, subject to the exceptions indicated below, not thereafter if the Company accepts the Notes for payment. A valid withdrawal of tendered Notes effected prior to 12;00 midnight, New York City time, on the Consent Date will constitute the concurrent valid revocation of such Holder's related Consent. In order for a Holder to revoke a Consent. such Holder must withdraw the related tendered Notes. Except as set forth below, tenders of Notes may not be withdrawn, and Consents may not be revoked, after 12:00 midnight, New York City time, on the Consent Date. In order for a Holder to revoke a Consent, such Holder must withdraw the related tendered Notes. If the Company (i) reduces the principal amount of Notes subject to the Tender Offer or (ii) changes the Total Consideration, then previously tendered Notes may be validly withdrawn until the expiration of ten business days after the date that notice of any such reduction or change its first published, given or sent to Holders by the Company. In addition, tenders of Notes may be validly withdrawn if the Offer is terminated without any Notes being purchased thereunder. In the event of a termination of the Offer, the Notes tendered pursuant to the Tender Offer will be promptly returned to the tendering Holder.

         For a withdrawal of a tender of Notes (and the concurrent revocation of Consents) to be effective, a written telegraphic or facsimile transmission notice of withdrawal must be received by the Depositary prior to 12:00 midnight, New York City time, on the Consent Date at its address set forth on the back cover of this Statement. Any such notice of withdrawal must (i) specify the name of the person who tendered the Notes to be withdrawn, (ii) contain the description of the Notes to be withdrawn and identify the certificate number or numbers shown on the particular certificates evidencing such Notes (unless such Notes were tendered by book-entry transfer) and the aggregate principal amount represented by such Notes and (iii) be signed by the Holder of such Notes in the same manner as the original signature on the Consent and Letter of Transmittal by which such Notes were tendered (including any required signature guarantees), if any, or be accompanied by (x) documents of transfer sufficient to have the Trustee register the transfer of the Notes into the name of the person withdrawing such Notes and (y) a properly completed irrevocable proxy that authorized such person to effect such revocation on behalf of such Holder. If the Notes to be withdrawn have been delivered or otherwise identified to the Depositary, a signed notice of withdrawal is effective immediately upon written or facsimile notice of withdrawal even if physical release is not yet effected. Any Notes properly withdrawn will be deemed to be not validly tendered for purposes of the Tender Offer, and will constitute the concurrent valid revocation of such Holder's Consent.

         Withdrawal of Notes (and the concurrent revocation of Consents) can only be accomplished in accordance with the foregoing procedures.

         All questions as to the validity (including time of receipt) of notices of withdrawal and revocation of Consents will be determined by the Company, in the Company's sole discretion (whose determination shall be final and binding). None of the Company, the Depositary, the Dealer Manager, the Trustee or any other person will be under any duty to give notification of any defects or irregularities in any notice of withdrawal or revocation of Consents, or incur any liability for failure to give any such notification.

BACKUP WITHHOLDING

         For a discussion of federal income tax considerations relating to backup withholding, see "Certain Federal Income Tax Considerations--Backup Withholding and Substitute Form W-9."

SOURCE AND AMOUNT OF FUNDS

         The total amount of funds required by the Company to pay the Total Consideration in connection with the Tender Offer and Solicitation is estimated to be approximately $120,500,000 (assuming 100% of the outstanding principal amount of Notes is tendered prior to the Consent Date and is accepted for payment). The Company intends to pay all or a portion of the aggregate consideration due in connection with the Tender Offer and Solicitation from the proceeds of a loan under PAXAR's Credit Agreement, which PAXAR will contribute to the Company. The Company will use its own cash reserves to pay any remaining balance of such consideration not financed through PAXAR.

DEALER MANAGER

         The Company has retained BT Securities to act as Dealer Manager in connection with the Tender Offer and the Solicitation. In its capacity as Dealer Manager, BT Securities may contact holders regarding the Tender Offer and the Solicitation and may request brokers, dealers, commercial banks, trust companies and other nominees to forward the Statement and related materials to beneficial owners of Notes. BT Securities will be paid customary fees for its services as Dealer Manager and will be reimbursed for its reasonable out-of-pocket expenses incurred in connection therewith (including the reasonable fees and disbursements of counsel). The Company has also agreed to indemnify BT Securities and its affiliates against certain liabilities under federal or state law or otherwise caused by, relating to or arising out of the Tender Offer and the Solicitation.

         The Dealer Manager does not assume any responsibility for the accuracy or completeness of the information concerning the Company or its affiliates contained herein or for any failure by the Company to disclose events which may have occurred and may affect the significance or accuracy of such information. Unless otherwise indicated, all information contained in this Statement has been supplied by the Company. The Company assumes full responsibility for the accuracy or completeness of such information.

         Requests for assistance or additional copies of this Statement and the Consent and Letter of Transmittal should be directed to the Deal Manager, at its address set forth on the back cover of this Statement.

DEPOSITARY

         Fleet National Bank has been appointed Depositary for the Tender Offer and the Consent Solicitation. All deliveries and correspondence sent to the Depositary should be directed to its address set forth on the back cover of this Statement.

FEES AND EXPENSES

         In addition to the fees and expenses payable to the Dealer Manager, the Company will pay the Depositary reasonable and customary fees for their services (and will reimburse them for their reasonable out-of-pocket expenses in connection therewith), and will pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this Statement and related documents to the beneficial owners of the Notes and in handling or forwarding tenders for purchase. In addition, the Company has agreed to indemnify the Depositary against certain liabilities in connection with their services, including liabilities under the federal securities laws.

         The Company will pay all transfer taxes, if any, applicable to the purchase of Notes pursuant to the Tender Offer. If, however, Notes for principal amounts not accepted for tender are to be delivered to, or are to be registered or issued in the name of, any person other than the registered holder of the Notes, or if tendered Notes are to be registered in the name of any person other than the person signing the Consent and Letter of Transmittal, of if a transfer tax is imposed for any reason other than the purchase of Notes pursuant to the Tender Offer, then the amount of any such transfer tax (whether imposed on the registered holder or any other person) will be payable by the tendering holder. If satisfactory evidence of payment of such tax or exemption therefrom is not submitted, then the amount of such transfer tax will be deducted from the Total Consideration otherwise payable to such tendering holder.

MISCELLANEOUS

         In connection with the Tender Offer and the Solicitation, directors, officers and employees of the Company (who will not be specifically compensated for such services) may solicit tenders and consents by use of the mails, personally or by telephone, telegram or facsimile transmissions.

                      PROPOSED AMENDMENTS TO THE INDENTURE

PURPOSES AND EFFECTS

         The primary purpose of the Proposed Amendments is to provide the Company with greater operating and financial flexibility. The Supplemental Indenture (in the form of an Amended and Restated Indenture) will be executed promptly on or after the Consent Date after receipt of the Requisite Supermajority Consents or, at the option of the Company, the Requisite Majority Consents. However, none of the Proposed Amendments will become operative until the Acceptance Date. Each Holder, by executing and delivering a Consent, will consent to all of the Proposed Amendments.

PROPOSED AMENDMENTS

         Set forth below is a summary description of the proposed modifications to the Indenture for which the Consents of the holders are being solicited hereby. This description is qualified by reference to the full provisions of the existing Indenture and the provisions of the proposed Supplemental Indenture, which may be obtained from the Company. The capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the form of the Supplemental Indenture.

         The Proposed Amendments are as follows:

         Deletion of Restrictive Covenants

         If the Company receives the Requisite Supermajority Consents or, at the option of the Company, the Requisite Majority Consents, the Proposed Amendments would delete in their entirety the following restrictive covenants and references thereto from the Indenture as well as the events of default relating to such restrictive covenants.

Section 4.03 -    Limitations on Restricted Payments. Restricts the Company and
                  its Subsidiaries from making restricted payments, including
                  (i) dividends or distributions in respect of, or purchase or redemption of, capital stock of the Company, or (ii) repurchases, redemptions or retirements of capital stock of the Company.

Section 4.04 -    Limitation on Indebtedness. Prohibits the Company from
                  Incurring any Indebtedness other than certain Permitted
                  Indebtedness unless no Event of Default has occurred and is continuing and certain financial ratios are satisfied.

Section 4.06 -    Payment of Taxes and Other Claims. Requires the Company to pay
                  all material taxes and other governmental charges and all lawful claims for materials, labor and supplies that, if unpaid, might become a Lien on the Company's property.

Section 4.12 -    Limitation on Transactions with Affiliates and Related
                  Persons. Restricts the Company and its Restricted Subsidiaries from engaging in transactions with Affiliates.

Section 4.13 -    Limitations on Dividends and Other Payment Restrictions
                  Affecting Subsidiaries. Restricts the Company and its
                  Subsidiaries from permitting to exist any encumbrance or restriction on the ability of any Subsidiary of the Company
                  (i) to pay dividends or make any other distributions in respect of its Capital Stock or pay any Indebtedness or other obligation owed to the Company or any other Subsidiary of the Company, (ii) to make loans or advances to the Company or any Subsidiary of the Company or (iii) to transfer any of its property or assets to the Company.

Section 4.14 -    Limitations on Liens. Restricts the Company and its
                  Subsidiaries from incurring any liens upon any of their properties or assets except those in existence on the Issue
                  Date and Permitted Liens.

Section 4.17 -    Limitation on Preferred Stock of Subsidiaries. Prohibits any
                  of the Company's Subsidiaries from issuing any Preferred
                  Stock.

         In addition, if the Company receives the Requisite Supermajority Consents prior to the Consent Date, the Proposed Amendments would delete in their entirety the following restrictive covenants and references thereto from the Indenture as well as the events of default relating to such restrictive covenants.

Section 4.15 -    Change of Control. Provides for repurchase of the Notes by the
                  Company upon the occurrence of a Change of Control.

Section 4.16 -    Limitation on Sale of Assets. Restricts the Company and its
                  Subsidiaries from making certain asset sales.


         If the Company receives the Requisite Supermajority Consents or, at the option of the Company, the Requisite Majority Consents, the Proposed Amendments would also modify the following provisions of the Indenture.

         Amendments to Section 4.10

         Section 4.10 ("SEC Reports") requires the Company to file certain information with the Securities and Exchange Commission and to provide Holders with certain information and reports.

The Proposed Amendments would delete all requirements in this section other than the requirement that the Company provide the Trustee with certain financial information concerning the Company.


         Amendments to Section 5.01

         Section 5.01 of the Indenture ("Merger, Consolidation, and Sale of Assets") places limitations on the ability of the Company to consolidate or merge with another company or sell, convey, assign, transfer, lease or otherwise dispose of all or substantially all of its properties and assets. The Proposed Amendments would delete all requirements in this section other than the requirements that the Surviving Corporation be an entity organized under the laws of the United States or any jurisdiction thereof and that the Company deliver an Officer's Certificate and Opinion of Counsel to the effect that such transaction complies with the Indenture.

         Amendments to Section 6.01

         The Proposed Amendments would modify the "Events of Default" to eliminate (a) references to restrictive covenants which are being deleted, as provided above, (b) the cross default provisions (Sections 6.01(4) and 6.01(5)) and (c) the bankruptcy provisions (Sections 6.01(b) and 6.01(7)).

         Deletions of Definitions

         The Proposed Amendments would delete certain definitions from the Indenture when references to such definitions would be eliminated as a result of the foregoing.

         Conforming Amendments

         The Proposed Amendments would modify certain other sections of the Indenture to conform with the foregoing changes.

         IF THE PROPOSED AMENDMENTS BECOME OPERATIVE, THE HOLDERS OF UNTENDERED NOTES WILL BE BOUND THEREBY.

APPROVAL

         Pursuant to the terms of the Indenture, the Proposed Amendments, other than the deletion of Sections 4.15 and 4.16 of the Indenture, require the written consent of the Holders of not less than a majority in aggregate principal amount of the outstanding Notes; the deletion of Sections 4.15 and
4.16 require the written consent of Holders of not less than 75% in aggregate principal amount of the outstanding Notes. In each instance, outstanding Notes do not include any Notes owned at the time by the Company or any of its affiliates.

         The valid tender by a Holder of Notes pursuant to the Tender Offer will be deemed to constitute the giving of a Consent by such Holder to the Proposed Amendments with respect to such Notes.


                    CERTAIN FEDERAL INCOME TAX CONSIDERATIONS


         The following discussion summarizes certain federal income tax consequences resulting from the sale of the Notes pursuant to the Tender Offer and the adoption of the Proposed Amendments. This summary is based upon the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury Regulations promulgated thereunder, Internal Revenue Service ("IRS") rulings, and judicial decisions, all as in effect on the date hereof, and all of which are subject to change, possibly with retroactive effect. This summary does not address all of the federal income tax consequences that may be relevant to a Holder in light of such Holder's particular tax situation or to certain classes of Holders subject to special treatment under the federal income tax laws (for example, dealers in securities, banks, insurance companies, subchapter S corporations, nonresident aliens, foreign corporations, tax exempt entities, employee stock ownership plans, individual retirement and other tax-deferred accounts, and persons who hold the Notes as a hedge, who have otherwise hedged the risk of holding Notes, who hold the Notes as part of a straddle with other investments, or who hold the Notes in connection with a conversion transaction), nor does it address any aspect of gift, estate, state, local or foreign taxation. This discussion is directed at Holders who are United States persons and assumes that the Notes are held as "capital assets" within the meaning of section 1221 of the Code.

          HOLDERS OF NOTES ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX CONSEQUENCES OF TENDERING OR FAILING TO TENDER NOTES, INCLUDING THE APPLICATION AND EFFECT OF ANY GIFT, ESTATE, STATE, LOCAL, FOREIGN OR OTHER TAX LAWS.

SALE OF NOTES PURSUANT TO THE TENDER OFFER

         A sale of Notes by a Holder pursuant to the Tender Offer will be a taxable transaction to such Holder for federal income tax purposes. A Holder will generally recognize capital gain (subject to the market discount rules discussed below) or loss on the sale of a Note in an amount equal to the difference between (i) the amount of cash received for such Note, other than the portion of such amount that is properly allocable to accrued but unpaid interest, which will be taxed as ordinary income, and (ii) the Holder's "adjusted tax basis" for such Note at the time of the sale. Such capital gain or loss will be long-term if the Holder held the Note for more than one year at the time of such sale. Generally, a Holder's adjusted tax basis for a Note will be equal to the cost of the Note to such Holder, less principal payments received on the Note. If applicable, a Holder's tax basis in a Note also would be increased by any market discount previously included in income by such Holder pursuant to an election to include market discount in gross income currently as it accrues, and would be reduced by the accrual of amortizable bond premium which the Holder has previously elected to deduct from gross income on an annual basis. Certain limitations exist on the deduction of capital losses by both corporations and individual taxpayers. If a portion of the cash received by a Holder in a sale pursuant to the Tender Offer is properly treated as a separate fee for consenting to the Proposed Amendments, it is possible that such amount would be taxable as ordinary income to such Holder (rather than as sale proceeds, discussed above). Tendering Holders of Notes should consult their own tax advisors with respect to the tax consequences to them of the receipt of cash in a sale pursuant to the Tender Offer.

         An exception to the capital gain treatment described above may apply to a Holder who purchased a Note at a "market discount". Subject to a statutory de minimis exception, market discount is the excess of the "face amount" of such Note over the Holder's tax basis in such Note immediately after its acquisition by such Holder. In general, unless the Holder has elected to include market discount in income currently as it accrues, any gain realized by a Holder on the sale of a Note having market discount in excess of a de minimis amount will be treated as ordinary income to the extent of the market discount that has accrued (on a straight line basis or, at the election of the Holder, on a constant interest basis) while such Note was held by the Holder.

TAX CONSIDERATIONS FOR NON-TENDERING HOLDERS

         The federal income tax consequences to non-tendering Holders of the adoption of the Proposed Amendments will depend on whether or not, under IRS regulations, the adoption of the Proposed Amendments results in a "significant modification" of the Notes. If the adoption of the Proposed Amendments does not result in a significant modification of the Notes, a non-tendering Holder should not recognize any income, gain, or loss for United States federal income tax purposes as a result of the adoption of the Proposed Amendments.

         The Company does not believe that the adoption of the Proposed Amendments will result in a significant modification of the Notes. Consequently, a non-tendering Holder should not recognize any income, gain, or loss for United States federal income tax purposes as a result of the adoption of the Proposed Amendments.

         Notwithstanding the above, the Internal Revenue Service could assert that the adoption of the Proposed Amendments resulted in a significant modification of the Notes. If it were determined that a significant modification of the Notes occurred as a result of the adoption of the Proposed Amendments, Holders who retain their Notes may be treated as having exchanged their Notes for new Notes (the "Modified Notes") in a taxable transaction. In such a deemed exchange, a Holder would recognize taxable gain or loss equal to the difference between the amount realized by the Holder in the deemed exchange and the Holder's tax basis in the Notes. The Holder's amount realized in the deemed exchange would be the fair market value of the Modified Notes at the time the deemed exchange occurred. All or a portion of any recognized gain would be subject to ordinary income treatment if the Holder acquired the Notes at a market discount. Subject to a statutory de minimis exception, if the fair market value of the Notes at the time of the deemed exchange were less than their stated redemption price at maturity, the Modified Notes would have original issue discount

("OID") for United States federal income tax purposes, and each Holder of a Modified Note would be required to include OID in income as it accrued under a constant yield method in advance of cash payments attributable to such income (regardless of whether the Holder was a cash or accrual basis taxpayer). Finally, the Holder would have a new holding period for the modified Notes that did not include such Holder's holding period for the Notes.

INFORMATION REPORTING

         Information statements will be provided to the IRS and to Holders whose Notes are sold pursuant to the Tender Offer reporting the payment of the consideration for the Notes (except with respect to Holders that are exempt from the information reporting rules, such as corporations).

BACKUP WITHHOLDING AND SUBSTITUTE FORM W-9

         Certain Holders whose Notes are accepted for payment are required to provide the Depositary (as payer) with such Holder's correct taxpayer identification number ("TIN") on Substitute Form W-9 (included as part of the Consent and Letter of Transmittal). If the Holder is an individual, the TIN is his or her social security number. If the Depositary is not provided with the correct TIN, the Holder may be subject to a $50 penalty imposed by the IRS. In addition, payments that are made to such Holder may be subject to backup withholding. Certain Holders (including, among others, corporations) are not subject to these backup withholding and reporting requirements. If backup withholding applies, the Depositary is required to withhold 31% of any payment made to the Holder. Backup withholding is not an additional federal income tax. Rather, the federal income tax liability of persons subject to backup withholding will be offset by the amount of tax withheld. If backup withholding results in an overpayment of federal income taxes, a refund may be obtained from the IRS provided the required information is furnished.

         To prevent backup withholding, the Holder or other payee is required to complete the Substitute Form W-9 on the Consent and Letter of Transmittal certifying that the TIN provided on such form is correct and that such Holder or other payee is not subject to backup withholding.

         THE FOREGOING DISCUSSION OF CERTAIN FEDERAL INCOME TAX CONSIDERATIONS DOES NOT CONSIDER THE PARTICULAR FACTS AND CIRCUMSTANCES OF ANY HOLDER'S SITUATION OR STATUS. THE SUMMARY IS BASED ON THE PROVISIONS OF THE CODE, REGULATIONS, PROPOSED REGULATIONS, RULINGS AND JUDICIAL DECISIONS NOW IN EFFECT, ALL OF WHICH ARE SUBJECT TO CHANGE, POSSIBLY ON A RETROACTIVE BASIS. HOLDERS OF NOTES (INCLUDING HOLDERS OF NOTES WHO DO NOT TENDER THEIR NOTES) SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM, INCLUDING THE TAX CONSEQUENCES UNDER STATE. LOCAL, FOREIGN AND OTHER LAWS, OF THE SALE OF THE NOTES AND THE ADOPTION OF THE PROPOSED AMENDMENTS.

                                  MISCELLANEOUS


         The Tender Offer and the Solicitation is not being made to (nor will tenders of Notes be accepted from or on behalf of) Holders in any jurisdiction in which the making or acceptance of the Tender Offer and the Solicitation would not be in compliance with the laws of such jurisdiction. However, the Company, in its sole discretion, may take such action as it may deem necessary to make the Tender Offer and the Solicitation in any such jurisdiction, and may extend the Tender Offer and the Solicitation to Holders of Notes in such jurisdiction.

      NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION ON BEHALF OF THE COMPANY WHICH IS NOT CONTAINED IN THIS STATEMENT OR IN THE CONSENT AND LETTER OF TRANSMITTAL, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION SHOULD NOT BE RELIED UPON.

                                   SCHEDULE I


YLD               =        Tender Offer Yield as a decimal number.

CPN               =        the normal rate of interest payable on a Note
                           expressed as a decimal number.

N                 =        the number of semi-annual interest payments, based on
                           the Earliest Redemption Date, from (but not including) the expected Payment Date to (and including) the Earliest Redemption Date.

S                 =        the number of days from and including the semi-annual
                           interest payment date immediately preceding the expected Payment Date up to, but not including, the expected Payment Date. The number of days is computed using the 30/360 day-count method.

exp               =        Exponentiate. The term to the left of "exp" is raised
                           to the power indicated by the term to the right of "exp".

rv                =        the assumed redemption amount based on the Earliest
                           Redemption Date, for each Note per $1,000 principal amount of Note (as rounded to the nearest one hundredth of one percent).


Purchase Price    =                   rv                       N              1,000(CPN/2)
                           ---------------------------   +  (Sigma)  [  -------------------------  ]  - 1,000 (CPN/2)(S/180)
                           (1 + YLD/2) exp ( N- S/180)       k = 1     (1 + YLD/2) exp (k - S/180)

Accrued and
Unpaid Interest   =        1,000 (CPN/2)(S/180)

Total
Consideration     =        Purchase Price + Accrued and Unpaid Interest

                                   SCHEDULE II

         This Schedule provides a hypothetical illustration of the Purchase Price of the 12-1/2% Notes due July 1, 2003 of Monarch Marking Systems, Inc., based on hypothetical data, and should, therefore, be used solely for the purpose of obtaining an understanding of the calculation of the Purchase Price, as quoted at hypothetical rates and times, and should not be used or relied upon for any other purpose. Since the Purchase Price per $1,000 principal amount of the Notes is less than $1,167.50 in this example, the Total Consideration would be determined by using a Purchase Price of $1,167.50.

                         12-1/2% NOTES DUE JULY 1, 2003

Earliest Redemption Date:           July 1, 1999

Reference Security:                 6-3/4% U.S. Treasury Note due June 30, 1999
                                    as currently displayed on the Bloomberg
                                    Current Pricing Monitor on "Page PX5".

Fixed Spread:                       .75 (75 basis points)

Example:

Assumed Price Determination
Date and Time:                      2:00 P.M. New York City time, March 12, 1997

Assume Payment Date:                April 15, 1997

Assumed Reference Security   =      6.122%
Yield as of Assumed Price
Determination Date and
Time

YLD                          =      6.872%

CPN                          =      12.5%

N                            =      5

S                            =      103

Purchase Price:              =      $1,167.34

Accrued and Unpaid Interest  =      $   35.76

Total Consideration          =      $1,203.10

Facsimile copies of the Consent and Letter of Transmittal, properly completed and validly executed, will be accepted. Consents and Letters of Transmittal, certificates for Notes and any other required documents should be sent or delivered by each Holder of Notes or such Holder's broker, dealer, commercial bank or trust company to the Depositary at one of its addresses set forth below.

The Depositary for the Tender Officer and the Consent Solicitation is: Fleet National Bank

By Registered or Certified Mail                       By Hand                          By Overnight Courier
    Fleet National Bank                      Fleet National Bank                        Fleet National Bank
Corporate Trust Operations                   Corporate Trust Operations             Corporate Trust Operations
      CT OP TO6D                          Customer Service Window,                          CT OP TO6D
     P.O. Box 1440                                 5th Floor                               1 Talcolt Plaza
Hartford, Connecticut 06143                       1 Talcott Plaza                   Hartford, Connecticut 06103
Attention: Patricia Williams                 Hartford, Connecticut 06106            Attention: Patricia Williams
                                             Attention: Patricia Williams

                                             By Facsimile Transmission
                                                  (860) 986-7908
                                           Attention: Patricia Williams

                                               Confirm by Telephone:
                                                  (860) 986-1271

         Requests for assistance or additional copies of this Statement, and the Consent and Letter of Transmittal, should be directed to the Dealer Manager. You may also contact your broker, dealer, commercial bank, trust company or nominee for assistance concerning the Offer.

The Dealer Manager for the Tender Offer and the Solicitation is:

                            BT Securities Corporation
                         130 Liberty Street, 30th Floor
                               New York, NY 10006
                                  212-775-2467

 THE DATE OF THIS OFFER TO PURCHASE AND CONSENT SOLICITATION IS MARCH 13, 1997.